UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2009

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 15, 2009, Helicos BioSciences Corporation (“Helicos” or the “Company”) announced that it has entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors pursuant to which it has agreed to (i) sell to Atlas Ventures, Flagship Ventures, Highland Capital Partners and Versant Ventures, up to an aggregate of 1,030,028 units, each unit consisting of (A) one share of Common Stock and (B) one Warrant to purchase 0.662 shares of Common Stock at a per share exercise price equal to $2.61 (105% of the closing bid price of the Common Stock on September 15, 2009), each such unit to be at a purchase price equal to $2.57 per unit, and (ii) sell to certain new investors, up to an aggregate of 3,281,252 units, each unit consisting of (A) one share of Common Stock and (B) one Warrant to purchase 0.50 shares of Common Stock at a per share exercise price equal to $2.61, each such unit to be at a purchase price equal to $2.24 per unit (together, the “Offering”).

Units will not be issued or certificated.  The Shares and Warrants are immediately separable and will be issued separately.  The Warrants will have a five and a half year term and include a six-month “lock-up” provision, meaning that the Warrants will not be exercisable until six months following the consummation of the Offering. The closing of the transaction is expected to occur on or about September 18, 2009, subject to the satisfaction of customary closing conditions.

In connection with the Offering, the Company has entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the investors.  The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the Shares and the shares issuable upon exercise of the Warrants (the “Warrant Shares”), up to the maximum number of shares able to be registered pursuant to applicable Securities and Exchange Commission (“SEC”) regulations, within 15 days of the closing of the Offering.  If any Shares or Warrant Shares are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all the Shares and Warrant Shares have been registered.  Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the “resale” registration statement until all securities therein are sold or are otherwise can be sold pursuant to Rule 144, without any restrictions.  A cash penalty at the rate of 2% per month will be triggered for any filing or effectiveness failures or if, at any time after six months following the closing of the Offering, the Company ceases to be current in its periodic reports with the SEC. The aggregate penalty accrued with respect to each investor may not exceed 12% of the original purchase price paid by that investor.

The foregoing description of each of the Securities Purchase Agreement, the Registration Rights Agreement and the form of warrant is qualified in its entirety by reference thereto, which are filed as Exhibits 10.1, 10.2 and 4.1 to this Current Report, respectively, and are incorporated herein by reference.  The press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto.  The securities were offered pursuant to the exemptions from registration set forth in section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, between Helicos and each of the Purchasers identified therein, dated September 15, 2009

10.2	Registration Rights Agreement, between Helicos and each of the Holders identified there, dated September 15, 2009

99.1	Press Release, dated September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: September 17, 2009	Name:	Jeffrey R. Moore
	Title:	Senior Vice President & Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Form of Warrant

10.1	Securities Purchase Agreement, between Helicos and each of the Purchasers identified therein, dated September 15, 2009

10.2	Registration Rights Agreement, between Helicos and each of the Holders identified there, dated September 15, 2009

99.1	Press Release, dated September 16, 2009